EXHIBIT 99.1

LITHIA MOTORS INC. DECLARES QUARTERLY DIVIDEND OF $0.12 PER SHARE FOR THE FIRST QUARTER OF 2006

MEDFORD, OREGON, April 10, 2006 (5:00 a.m. Pacific) - Lithia Motors, Inc. (NYSE: LAD) today announced that the Board of Directors has approved a dividend of $0.12 per share for the first quarter of 2006. Shareholders of record as of April 21, 2006 will receive the dividend that will be payable May 5, 2006.

About Lithia
Lithia Motors, Inc. is a Fortune 1000 and Russell 2000 Company that sells 25 brands of new vehicles and operates 94 stores and 189 franchises in 12 states in the Western United States and over the Internet through "Lithia.com-America's Car & Truck Store." Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: (541) 776-6591 or log-on to:  www.lithia.com -- go to Investor Relations